Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge Signs an Agreement to Increase
Its Equity Ownership of Its Brazil-based PST Joint Venture

– Improves Stoneridge’s ability to leverage business in South American market –
–  Transaction expected to be accretive in 2012 –
– Consolidation to provide improved visibility to PST’s value and contribution to Stoneridge –

Warren, Ohio, November 29, 2011/PRNewswire – On November 22, 2011, Stoneridge, Inc. (NYSE: SRI) executed an agreement with its joint venture partners to acquire an additional 24% ownership of PST Eletronica S.A. (“PST”), a Brazil-based electronic system provider focused on security, infotainment and accessories primarily for the automotive and motorcycle markets.  At the conclusion of the transaction, Stoneridge’s ownership interest in PST will increase from 50% to 74%.

Stoneridge will pay approximately $29.7 million in cash and issue approximately 1.94 million shares in exchange for the additional 24% equity ownership in PST.  Following the close of the transaction, PST’s future results will be consolidated into Stoneridge’s future results.  In 2011 Stoneridge expects to recognize an after-tax gain on its pre-acquisition investment in the range of $26.0 million to $33.0 million at the close of the transaction, based in part on the value of Stoneridge’s common shares at the time of the closing.  The closing of the transaction, which is subject to regulatory approvals and other customary closing conditions, is expected to occur in two parts with the first part occurring on or before December 30, 2011, and the second part in early January 2012.  The transaction is expected to be accretive in Stoneridge’s full-year 2012 consolidated financial results.

With the acquisition of the additional 24% ownership, PST’s fully consolidated results will provide more visibility to the value and contribution it makes to Stoneridge.

“PST has been a significant contributor to our income through equity earnings and cash flow through dividends,” said John C. Corey, president and chief executive officer of Stoneridge. “This agreement supports our strategy to expand globally and strengthens our ability to serve the South American market.  Additional ownership and closer collaboration with PST will present further opportunities to grow the business and to capture opportunities in Brazil and South America.”

PST sales for 2011 as translated to U.S. dollars are expected to be in the range of $250 million to $260 million.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the commercial vehicle, automotive and agricultural and off-highway vehicle markets.  Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release.  Things that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer; a significant change in commercial vehicle, automotive or agricultural and off-highway vehicle production; disruption in the OEM supply chain due to bankruptcies; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company’s facilities or at any of the Company’s significant customers or suppliers; the ability of the Company’s suppliers to supply the Company with parts and components at competitive prices on a timely basis; customer acceptance of new products; and the failure to achieve successful integration of any acquired company or business.  In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release.  The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.  Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance
330/856-2443